EXHIBIT 10.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THESE SECURITIES MAY ONLY BE RESOLD OR OTHERWISE TRANSFERRED IN ACCORDANCE WITH CERTAIN RESTRICTIONS SET FORTH HEREIN AND ONLY IF THESE SECURITIES ARE REGISTERED OR SUCH RESALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

June 14, 2005

1,000,000 WARRANTS

Each to Purchase

1 Share of Common Stock

VOID AFTER 5:00 P.M. CENTRAL TIME ON JUNE 14, 2010, OR IF NOT A TRADING DAY AT 5:00 P.M. CENTRAL TIME ON THE NEXT FOLLOWING TRADING DAY.

SLS INTERNATIONAL, INC.

REDEEMABLE WARRANT CERTIFICATE

THIS CERTIFIES THAT, for value received Mark Burnett, or his permitted assigns (the “Warrant Holder”), is entitled to purchase, subject to the terms and conditions hereof, commencing on the date of issuance hereof, and until 5:00 P.M. Central Time, on June 14, 2010 (or, if not a Trading Day, on the next following Trading Day (the “Expiration Date”), up to one million (1,000,000) fully paid and non-assessable shares (the “Warrant Shares”) of Common Stock, par value $.001 per share (the “Common Stock”), of SLS International, Inc., a Delaware corporation (the “Company”), to the extent vested, at a price equal to Six Dollars and Fifty Cents ($6.50) per share of Common Stock (the “Warrant Price”). Payment of the Warrant Price may consist of (i) cash, (ii) check, (iii) other shares of Common Stock, (iv) delivery of a written direction to the Company that the Warrants be exercised pursuant to a net/“cashless” exercise procedure, pursuant to which funds to pay for exercise of the Warrants are delivered to the Company by a surrender of a portion of the Warrants with a Fair Market Value (as defined below) equal to the aggregate Warrant Price for the Warrant Shares purchased pursuant to the exercise of such Warrants, as set forth in more detail below (a “Cashless Exercise”) or (v) any combination of the foregoing. In the event that the Warrants or any portion represented hereby are not exercised at or before the Expiration Date, the unexercised portion of the Warrants, and this Warrant Certificate, shall be void, non-exercisable and of no further effect (unless such date is extended by the Company in its sole discretion).

In connection with any Cashless Exercise, the Warrant Holder may elect to receive Warrant Shares equal to the value (as determined below) of the Warrants subject hereto (or the portion thereof being exercised) by surrender of this Warrant Certificate at the principal office of the Company together with the properly endorsed Election to Exercise, in which event the

Company shall issue to the Warrant Holder a number of Warrant Shares computed using the following formula:

X = (Y) x	(A-B)
A

Where X =	the number of Warrant Shares to be issued to the Warrant Holder
Y =

the number of Warrant Shares purchasable under the Warrants subject hereto or, if only a portion of the Warrants are being exercised, the portion of the Warrants being exercised (at the date of such calculation)

A =	the Fair Market Value of one Warrant Share (at the date of such calculation)
B =	Warrant Price per share (as adjusted to the date of such calculation)

For purposes hereof, the "Fair Market Value" of a Warrant Share as of a particular date (the “Determination Date”) shall mean the average of the closing bid price for the Common Stock in the over-the-counter market (or the closing price on the Nasdaq Stock Market or any principal exchange for the Common Stock (the “Closing Price”) for the last five (5) Trading Days immediately preceding the Determination Date.

The Warrants shall become exercisable, in whole or in part, in accordance with the following vesting schedule:

Vesting Date	Number of Warrants Vesting
As of the date of this Certificate	400,000
As of the date on which the first Product Placement (as referred to in the Promotion Agreement) is initially aired	100,000
As of the date on which the first Product Integration (as referred to in the Promotion Agreement) is initially aired	400,000
As of the date on which the second Product Placement or Product Integration (as referred to in the Promotion Agreement) is initially aired	100,000
Total:	1,000,000

where the “Promotion Agreement” means that certain Promotion Agreement by and among the Company, JMBP, Inc., a California corporation, and the Warrant Holder, dated as of the date hereof.

Notwithstanding the foregoing, vesting of the Warrants shall accelerate and the Warrants shall vest in full upon the consummation of any sale of all or substantially all of the Company’s voting stock, assets or business or any merger of the Company with another entity (excluding a merger with a wholly owned subsidiary of the Company or any merger in which the Company is the surviving or continuing entity). The Company shall provide the Warrant Holder at least seven (7) days written notice prior to the consummation of any such transaction.

The Warrant Holder, by accepting this Warrant, consents and agrees with the Company, that the Company shall treat the registered holder hereof as the sole absolute holder hereof for all purposes notwithstanding any notice to the contrary.

If the outstanding shares of the Company’s Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares, effected, in each case, without receipt of consideration by the Company, occurring after the date of this Warrant Certificate, then the number and kind of shares issuable upon exercise of the outstanding Warrants granted hereunder shall accordingly be adjusted proportionately by the Company. Any such adjustment in the number and kind of shares subject to the outstanding Warrants shall not change the aggregate Warrant Price payable with respect to shares subject to the unexercised portion of the Warrants but shall include a corresponding proportionate adjustment in the Warrant Price per share.

In case of any consolidation of the Company with, or merger of the Company with or into another corporation on or prior to the Expiration Date (other than a consolidation or merger in which the Company is the surviving or continuing entity or that does not otherwise result in any reclassification or change of the outstanding Common Stock) (a “Corporate Change”), then the Warrant Holder shall thereafter have the right to receive upon exercise of the Warrants, in lieu of the Warrant Shares otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of Warrant Shares which would have been issuable upon exercise had such Corporate Change not taken place, and in any such case, appropriate provisions (in form and substance reasonably satisfactory to the holder hereof) shall be made with respect to the rights and interests of the Warrant Holder to the end that the economic value of the Warrants and this Warrant Certificate is in no way diminished by such Corporate Change and that the provisions hereof shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise thereof. This provision shall similarly apply to successive consolidations or mergers.

This Warrant Certificate may be exercised at the office of the Company in Springfield, Missouri, by the registered holder hereof or by his duly authorized representative or attorney, upon the surrender of this Warrant Certificate with an Election to Exercise substantially in the form attached hereto as Exhibit A duly filled in and executed. If the right to purchase fewer than all of the shares of Common Stock covered hereby shall be exercised, the registered holder hereof shall be entitled to receive a new Warrant Certificate or Warrant Certificates covering in the aggregate the number of shares of Common Stock with respect to which the right to purchase shall not have been so exercised within three (3) Trading Days (as defined below) of such exercise. No fractional shares will be issued upon exercise of any Warrants to which a Warrant Holder might otherwise be entitled, but will be rounded up to the next whole number if the interest equals or exceeds one-half of a share of Common Stock; otherwise, the fractional interest will be rounded down. No cash or other adjustment in respect of a fractional share of Common Stock will be made. The Company shall issue to Warrant Holder stock certificates representing the shares of Common Stock exercised/purchased in accordance with this Warrant Certificate within three (3) Trading Days (as defined below) of receipt by the Company of the duly completed and executed Election to Exercise and the surrendered Warrant Certificate.

No Warrant Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of shares of Common Stock for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon any Warrant Holder, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any action by the Company (whether upon any recapitalization, issuance of stock, reclassification of stock, consolidation, merger conveyance or otherwise), receive notice of meetings or other action affecting shareholders, receive dividends or subscription rights, or otherwise, until the Warrants shall have been exercised and the Warrant Shares have been delivered; provided, however, that any exercise of this Warrant on any date when the stock transfer books of the Company shall be closed shall be deemed effective with respect to the person or persons in whose name or names the certificate or certificates for such Warrant Shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open and the Warrants shall not be deemed to have been exercised, in whole or in part as the case may be, until such date for the purpose of determining entitlement to dividends on such Common Stock, and such exercise shall be at the actual purchase price in effect at such date.

Redemption

Up to all of the Warrants (whether or not then vested pursuant to the terms hereof) shall be redeemable by the Company, in its sole discretion, at a price of $.001 per Warrant Share at any time during any Redemption Period (as defined below), provided that the Company (i) has given written notice to the Warrant Holder of the date of, and number of Warrants subject to, such redemption (a “Redemption Notice”) no later than 11:59 p.m., Central Time, on the fifth (5th) Trading Day (as defined below) after the Redemption Conditions (as defined below) in respect of such redemption have been me and (ii) the Ability-to-Sell Conditions (as defined below) are satisfied on each Trading Day during the period beginning on the Trading Day which the Redemption Notice is deemed received and ending on the twentieth (20th) Trading Day after the Redemption Notice is deemed received. The Warrant Holder shall be entitled to exercise the Warrants subject to the Redemption Notice, regardless of whether such Warrants have otherwise vested hereunder, following his receipt of the Redemption Notice. “Ability-to-Sell Conditions” means: (i) the Registration Statement shall be effective and the Company shall not have informed the Warrant Holder that the prospectus contained therein may not be used; (ii) the Registration Statement shall not be subject to a stop order by the Securities and Exchange Commission (“SEC”); and (iii) the Common Stock shall not be suspended from trading on any of, and shall be listed or quoted for trading (and authorized) on the principal United States securities exchange or trading market where the Common Stock is then listed or traded.

“Redemption Period” shall mean the period beginning on the twentieth (20th) Trading Day after the Redemption Notice is deemed received hereunder and ending at 11:59 p.m., Central Time, on the thirtieth (30th) Trading Day after the Redemption Notice is deemed received hereunder.

“Redemption Conditions” means: (i) the Closing Price shall be equal to or greater than two hundred percent (200%) of the Warrant Price therefor as then in effect, for a consecutive twenty (20) Trading Day period and (ii) the average daily trading volume for the Common Stock during such twenty (20) Trading Day period shall be at least Two Hundred Thousand (200,000) shares. “Trading Day” means any day on which the principal United States securities exchange or trading market where the Common Stock is then listed or traded is open for trading.

Registration of Warrant Shares; Black-Out Periods

The Company will file, at its sole cost and expense, within one hundred and twenty (120) date hereof Date, a Registration Statement on Form SB-2 (the “Registration Statement”) (or such other registration form then available, as determined by the Company) covering the Warrant Shares. The Company will use its commercially reasonable good-faith efforts to have the Registration Statement declared effective as soon as practicable and to maintain its effectiveness, subject to the “black-out” periods below, until the date that the Warrant Shares may be sold pursuant to Rule 144(k) under the Securities Act. The Warrant Holder will at all times comply with applicable securities laws and regulations with respect to the Warrants and the Warrant Shares including, without limitation, Rule 10b-5 under the Securities Act. The Warrant Holder shall cooperate with the Company and furnish information reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.

Upon (a) the issuance by the Securities and Exchange Commission (the “SEC”) of a stop order suspending the effectiveness of the Registration Statement or the initiation of proceedings with respect to the Registration Statement under Section 8(d) or 8(e) of the Securities Act, (b) the occurrence of any event or the existence of any fact as a result of which the Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any related prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the occurrence or existence of any pending development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Registration Statement and the related prospectus, the Company shall be entitled to suspend the availability of the Registration Statement and any related prospectus, provided that any such suspension period shall not exceed sixty (60) days in any three (3) month period or ninety (90) days in any twelve-month period. The Company shall give prompt written notice of such suspension to the Warrant Holder.

Indemnification

The Company agrees to indemnify and hold harmless the Warrant Holder against any and all losses, claims, damages or liabilities to which the Warrant Holder may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (“Exchange Act”) or any other federal or state statutory law or regulations, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (“Claims”) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact in the Registration Statement (as originally filed or in any amendment thereto) or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (B) any untrue statement or alleged untrue statement of a material fact contained in the prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading (any of the matters in the foregoing clauses (A) and (B), a “Violation”), and agrees to reimburse each such indemnified party for any out-of-pocket legal or other expenses reasonably incurred by the Warrant Holder in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained in this Warrant Certificate, the indemnification covenants contained in this paragraph: (x) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by the Warrant Holder expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; and (y) with respect to any prospectus, shall not inure to the benefit of the Warrant Holder if (I) the untrue statement or omission of material fact contained in the prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, (II) such corrected prospectus was timely made available by the Company, and (III) the Warrant Holder was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and the Warrant Holder, notwithstanding such advice, used it.

The Warrant Holder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Warrant Holder, but only with reference to written information relating to the Warrant Holder furnished to the Company by or on behalf of the Warrant Holder specifically for inclusion in the documents referred to in the foregoing indemnity.

Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve it from liability hereunder unless and to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.

Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (A) the use of counsel chosen by the indemnifying party to represent the indemnified party would create a conflict of interest, (B) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (C) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (D) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

In the event that the indemnity provided in the foregoing paragraphs is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Warrant Holder severally agree to contribute to the aggregate Claims to which the Company and the Warrant Holder may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Warrant Holder on the other from the offering of the Warrant Shares; provided, however, that in no case (except in the case of any fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) by the Warrant Holder) shall the Warrant Holder be responsible for any amount in excess of the proceeds received by the Warrant Holder upon the sale of the Warrant Shares hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Warrant Holder severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Warrant Holder on the other in connection with the statements or omissions which resulted in such Claims as well as any other relevant equitable considerations.

Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Warrant Holder on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Warrant Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Representations, Warranties and Covenants

The Warrant Holder represents and warrants to the Company that:

(a)     the Warrant Holder is acquiring the Warrants for his own account for investment purposes only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. The Warrant Holder understands that he must bear the economic risk of this investment indefinitely, unless the Warrant or Warrant Shares are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of the Warrants or the Warrant Shares, except as contemplated by this Warrant Certificate.

(b)     the Warrant Holder is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(c)     the Warrant Holder understands that the Warrants are being offered and delivered to him, and the underlying shares of Common Stock are being offered to him, in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Warrant Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Warrant Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Warrant Holder to acquire the Warrants and the Warrant Shares.

(d)     the Warrant Holder and his counsel have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the Warrants and the shares of Common Stock issuable upon exercise thereof which have been specifically requested by him or his counsel. The Warrant Holder understands that his investment in the Warrants and the Warrant Shares involves a high degree of risk.

The Company represents and warrants to the Warrant Holder:

(a)  The Company has made available to the Warrant Holder true and complete copies of all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (the “SEC Documents”) that the Warrant Holder has requested, and all such documents are otherwise available at www.sec.gov.

(b)  As of their respective dates, all SEC Documents filed since June 1, 2003 complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of such SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Company shall, as of and after the date upon which the Registration Statement shall have been declared effective by the SEC, but in no event later than August 25, 2005, reserve such number of shares of its authorized but unissued shares of Common Stock to provide for the issuance of the Warrant Shares upon full exercise of the Warrants.

Miscellaneous

The Company may withhold from sums due or to become due to the Warrant Holder from the Company any amount necessary to satisfy any tax obligation to the extent required to be withheld by law.

Neither this Warrant Certificate, the Warrants nor any of the rights, interests or obligations hereunder may be assigned or transferred by either party hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that the Warrant Holder may assign this Warrant Certificate and transfer the Warrants to (a) the Warrant Holder’s heirs or legatees, (b) the Warrant Holder’s family members or trusts for their benefit, or (c) one or more “affiliates” of the Warrant Holder for tax or estate planning purposes. For purposes of this paragraph, “affiliates” shall have the meaning provided to such term in Rule 144 promulgated under the Securities Act. Subject to the preceding two sentences, this Warrant Certificate will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

The initial addresses for any notices or other communications hereunder shall be as follows, and each party shall provide notice to the other party of any change in such party’s address:

(a)	If to the Company:

SLS International, Inc.

1650 West Jackson Street

Ozark, MO 65721

Facsimile: (417) 883-2723

Attention: Chief Executive Officer and President

With a copy (which shall not constitute notice) to:

Drinker Biddle & Reath LLP

50 Fremont Street, 20th Floor

San Francisco, CA 94109

Facsimile: (415) 591-7510

Attention: Scott Joachim, Esq.

(b)	If to the Warrant Holder:

JMBP, Inc.

640 North Sepulveda Boulevard, 2nd Floor

Los Angeles, CA 90049

Facsimile: (310) 903-5500

Attention: Jordan Yospe, Esq.

With a copy (which shall not constitute notice) to:

Irell & Manella LLP

1800 Avenue of the Stars

Suite 900

Los Angeles, CA 90067

Facsimile: (310) 203-7199

Attention: Rick Wirthlin, Esq.

Any notice hereunder shall be deemed to have been received by the party receiving such notice five (5) days after being placed in the mail, if mailed, or one (1) Business Day after being sent via a nationally recognized overnight carrier, upon receipt or refusal of receipt, if delivered personally, or upon confirmed facsimile transmission (or, if such transmission does not occur on a Business Day or occurs later than 5:00 p.m. Central Time, then upon the next Business Day following such transmission). “Business Day” means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of Missouri are authorized or obligated by law, regulation or executive order to close.

This Warrant Certificate may not be amended without the written consent of each of the parties hereto. This Warrant Certificate shall be construed and enforced in accordance with the law of the State of Delaware, without giving effect to the conflict of law principles thereof. The invalidity or unenforceability of any provision of this Warrant Certificate in any jurisdiction shall not affect the validity or enforceability of the remainder of this Warrant Certificate in that jurisdiction or the validity or enforceability of this Warrant Certificate, including that provision in any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its Chairman, President or Vice President, by manual or facsimile signature, attested by its Secretary or Treasurer by manual or facsimile signature.

Dated: June ___, 2005

______________________________________

By:

______________________________________

Attest:

Signature Page to Warrant Certificate

EXHIBIT A

FORM OF ELECTION TO EXERCISE WARRANTS

(To be executed upon exercise of Warrant(s) prior to the close of business on the Expiration Date).

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ___________ shares of Common Stock and herewith [makes payment of the Warrant Price with respect to such shares in full][elects to effect a Cashless Exercise (as defined in the Warrant Certificate)]. The undersigned requests that a certificate representing the shares be registered in the name of Warrant Holder and the address is ____________________________________________________.

If said number of shares is fewer than all the shares purchasable hereunder, a new Warrant Certificate evidencing the right to purchase the balance of shares be registered in the name of the Warrant Holder at the address ___________________________________________ _________________________________.

The undersigned agrees not to offer, sell, transfer or otherwise dispose of any shares of Common Stock purchased hereby, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

Dated: _____________, 20__

__________________________________________

Social Security No. or EIN

Name(s) of registered holder of Warrant Certificate:

Address:	__________________________________

__________________________________

__________________________________

Signatures:	________________________________

Note: The above signature(s) must correspond with the name as written upon the face of this Warrant certificate in every particular, without alteration or enlargement or any change whatever.